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                              Exhibit to Form N-1A

       Exhibit (9)(b)(ii) Amendment to Administrative Services Agreement
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                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

    This AGREEMENT, dated as of the ________ day of August, 1995 made by and between The Brinson Funds, a Delaware business trust (the "Trust") and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

    WHEREAS, the Trust and Fund/Plan have entered into an agreement dated April 25, 1995, wherein Fund/Plan has agreed to provide certain administrative services to the Trust ("Administrative Services Agreement"); and

    WHEREAS, the Parties wish to amend the Administrative Services Agreement to reflect the creation of a multiple class structure for each Series of the Trust;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

    1. To amend Schedules "B" and "C" to the Administrative Services Agreement in the form attached hereto as Schedules "B" and "C".

    2.   This Amendment's Effective Date shall be July 31, 1995.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one type written page, together with Schedules "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

The Brinson Funds                                       Fund/Plan Services, Inc.
-----------------                                       ------------------------


By:_______________________________           By:________________________________
    E. Thomas McFarlan, President                 Kenneth J. Kempf, President
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                                                                    SCHEDULE "B"
                                                                    ------------

               MULTIPLE CLASS FEE SCHEDULE FOR THE BRINSON FUNDS


ADMINISTRATION EXPENSE
----------------------

    .0015   On the First $75 Million of Average Net Assets
    .0010   On the Next $75 Million of Average Net Assets
    .00075  On the Next $350 Million of Average Net Assets
    .0005   On the Next $500 Million of Average Net Assets

    The above fee schedule is applicable to total net assets of all portfolios within the Trust. Minimum fees are $75,000 per year for the initial multiple class portfolio, and $10,000 per additional multiple class portfolio.

    Maximum Administration Fees are $400,000 for the initial multiple class portfolio, plus an additional $60,000 for each subsequent multiple class portfolio, per annum.

OUT-OF-POCKET EXPENSES
----------------------

The Trust will reimburse Fund/Plan Services, Inc. monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, EDGAR filing fees (if applicable), special reports, record retention, special transportation costs as incurred, and unusual expenses incurred while establishing viable agreements between the Trust and Fund/Plan Services, Inc. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request.


The Schedules will be amended as necessary to reflect the addition of other services for additional portfolios or classes of the Trust.
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                                                                      SCHEDULE C

                          FUND ADMINISTRATION OUTLINE
                                      FOR
                               THE BRINSON FUNDS
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                                                                                    Additional Tasks
                                                                              Required when Multiple Class
                                                                              ----------------------------
I.   REGULATORY COMPLIANCE
     ---------------------

         A.  Compliance - Federal Investment Company Act of 1940
               1.  Review, report and renew
                     a.  investment advisory contracts
                     b.  fidelity bond
                     c.  underwriting contracts.............................  additional liability
                     d.  distribution (12(b)-1) plans (if applicable).......  separate on certain classes only
                     e.  administration contracts
                     f.  accounting contracts
                     g.  custody contracts
                     h.  transfer agent and shareholder services contracts

               2.  Filings
                     a.  N-SAR (semi-annual report).........................  will require some additional reporting for cap stock and financial information
                     b.  N-1A (prospectus), post effective amendments
                         and supplements ("stickers")
                     c.  proxy statement (when necessary)...................  separate per class
                     d.  24f-2 indefinite registration of shares
                     e.  filing fidelity bond under 17g-1
                     f.  filing shareholder reports under 30b2-1

               3. Annual up-dates of biographical information and questionnaires for Trustees and Officers

               4.  Monitor money market funds under Rule 2a-7

        B.   Compliance - State "Blue Sky"..................................  Additional filings; states view separate class as separate funds
               1.  Blue Sky (state registration)
                     a.  registration shares (initial/renewal)
                     b.  registration issuer/dealer/agent (no loads)
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
                     c.  monitor sale shares over/under
                     d.  report shares sold
                     e.  filing of federal prospectus and contracts
                     f.  filing annual and semi-annual reports with
                         states

         C.  Compliance - Prospectus
               1.  Analyze and review portfolio reports from Advisor re:
                     a.  compliance with investment objectives
                     b.  maximum investment by company/industry size

         D.  Compliance - Other
               1.  Proxy when necessary...................................  separate per class - separate votes on some issues
               2.  Applicable stock exchange rules
               3.  Applicable state tax laws

II.  CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
     -----------------------------------------------------

         A.  Trustees/Management
               1.  Preparation of meetings
                     a.  agendas - all necessary items of compliance......  separate special reports on 12b-1 income and expenditures
                     b.  arrange and conduct meetings
                     c.  prepare minutes of same
                     d.  keep attendance records
                     e.  maintain corporate records/minute book

               2.  Preparation and distribution of periodic operation
                   reports to management..................................  additional information for each class

         B.  Coordinate Proposals
               1.  Printers
               2.  Auditors
               3.  Literature fulfillment
               4.  Insurance
               5.  Underwriters

         C.  Maintain Corporate Calendars and Files.......................  need to be expanded re separate class
               1.  General
               2.  Blue sky

         D.  Shareholder Meetings.........................................  (see above)

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
               1.  Preparation of proxy
               2.  Conduct meeting
               3.  Preparation of minutes and record ballot results

         E.  Release Corporate Information
               1.  To shareholders
               2.  To financial and general press
               3.  To industry publications...............................  additional questionnaires/announcements pertinent to only a certain class

                     a.  distributions (dividends and capital gains)......  separate calculation for each class
                     b.  tax information..................................  separate for each class
                     c.  changes to prospectus
                     d.  letters from management
                     e.  Funds' performance...............................  separate performance by class
               4.  Respond to:
                     a.  financial press
                     b.  miscellaneous shareholders inquiries
                     c.  industry questionnaires

               5.  Prepare, maintain and update monthly information manual

         F.  Communications to Shareholders...............................  amendments to financial highlights table and notes only
               1.  Coordinate printing and distribution of annual,
                   semi-annual reports and prospectus

III.  FINANCIAL AND MANAGEMENT REPORTING
      ----------------------------------

         A.  Income and Expenses
               1.  Preparation of budgets.................................  separate budgets per class
               2.  Expense figures calculated and accrual levels set......  two levels
               3.  Monitoring of expenses.................................  two levels
               4.  Approve and authorize payment of expenses..............  allocation and prorating between classes
               5.  Projection of Income

         B.  Distributions to Shareholders
               1.  Projections of distribution amounts....................  two separate dividend amounts
                     a.  compliance with income tax provisions............  will require additional calculations
                     b.  compliance with excise tax provisions
                     c.  compliance with Investment Company Act of 1940...  will require additional calculations

               2.  Compilation of year end tax reporting to shareholders..  separate reports per class
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
         C.  Financial Reporting..........................................  will require additional disclosure and reporting (notes & highlights, etc.)
               1.  Liaison between Fund management and auditors
               2.  Preparation of unaudited and audited reports to
                   shareholders
               3.  60 day delivery to SEC and shareholders

         D.  Subchapter M Compliance (will be run quarterly)
               1.  Asset diversification test
               2. Short/short test (can be performed more frequently upon request)
               3.  Income qualification test

         E.  Other Financial Analyses
               1.  Upon request from Fund management, other budgeting.....  will have some impact and analyses can be constructed to meet a Fund's
                   specific needs

         F.  Review and Monitoring Functions
               1.  Review NAV calculations................................  double review
               2.  Coordinate and review transfer agent, accounting and
                custody functions
               3.  Review 12b-1, accruals, expenditures and payment of....  review of 12b-1 accruals separately trail commissions where applicable

IV.  SPECIAL ISSUES RELATED TO FOREIGN INVESTMENTS
     ---------------------------------------------

         A.  Regulatory Compliance
               1. Obtain Custodian's 17f-5 package for the Fund's Board regarding sub-custodian and selected countries for investment

               2. Coordinate Board approval of selected countries and subsequent completion of sub-custodial documents

         B.  Financial Reporting
               1. Monitor and review tax reclaims chronologically, by country and type; report on same to Fund management
                     a. File/complete tax withholding documents, as supplied by the Custodian

               2.  Monitor procedures for timely and accurate pricing
                     a.  Oversee establishment of a Pricing Committee
                         to determine fair value pricing
                     b.  Obtain independent quote verifications as needed,
                         or randomly as appropriate
                     c.  Report on any action taken by the Committee
                         to the Board
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
               3. Review and monitor treatment of currency gain/loss and capital gain/loss
                     a.  Section 988 transactions
                     b.  Section 1256 contracts

         C.  Tax Reporting

               1. Determine tax treatment of foreign investments and their impact on
                     a. Subchapter M tests -- e.g. diversification, qualified income, 30% tests
                     b.  Taxable income and capital gains

               2.  Calculate distributions to shareholder.................  separate per class
                     a.  Monitor character and impact of realized currency
                         gain/loss on distribution amount

               3. Calculate income and expenses by country in order to determine foreign tax credit available to shareholders
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